UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

EVENTURE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172685	27-4387595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Bristol Street, 6th Floor

Costa Mesa, CA 92626

855.986.5669

(Address and telephone number of principal executive offices)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective August 1, 2014 we appointed Jeffrey Zehler as our Vice President of Mobility. Mr. Zehler has more than 16 years of mobile application and leadership experience with several blue chip technology companies. His responsibilities will include the leadership and management of our mobile development team that will be responsible for strategic product development and innovation respecting our Android and iOS platforms. We are paying Mr. Zehler a base annual salary of $150,000 and granted to him, on August 1, 2014, 200,000 non-statutory, stock options under our 2012 Equity Incentive Plan. The options are exercisable upon vesting to purchase shares of our common stock at a price of $1.00 per share. The options will begin vesting and become exercisable starting on September 1, 2014 in monthly increments of 4,166 options for a period of 47 consecutive months with the remaining 4,198 options vesting on August 1, 2018. The options may be exercised on a cashless basis. We expect to enter into a formal written employment agreement with Mr. Zehler in the future which will include the terms referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVENTURE INTERACTIVE, INC.

Date: August 5, 2014	By:	/s/ Gannon Giguiere
	Name:	Gannon Giguiere
	Title:	CEO and Secretary